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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to incorporation by reference in the Registration Statements (No. 333-30783, No. 333-45955) on Form S-8, the Registration Statement (No. 333-24465, No. 333-07759, No. 333-45981) on Form S-3 and the Registration
Statements (No. 333-35189, No. 333-39711, No. 333-42463, No. 333-52487, No.
333-52717) on Form S-4 of United States Filter Corporation of our report dated January 16, 1998, relating to the consolidated balance sheets of The Kinetics Group, Inc. as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997, included in the Annual Report (Form 10-K) of United States Filter Corporation for the year ended March 31, 1998.

                                                              Ernst & Young LLP

Walnut Creek, California
June 26, 1998